Exhibit 3.2

BYLAWS

OF

THE EMPIRE DISTRICT ELECTRIC COMPANY

ARTICLE I
OFFICES

Section 1.01                            Offices. The principal office of The Empire District Electric Company, a Kansas corporation (the “Corporation”), shall be established from time to time by resolution of the board of directors of the Corporation (the “Board of Directors”).  The Corporation may have other offices, both within and without the State of Kansas, as the Board of Directors from time to time shall determine or the business of the Corporation may require.

Section 1.02                            Books and Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II
MEETINGS OF THE STOCKHOLDERS

Section 2.01                            Place of Meetings. All meetings of the stockholders shall be held at such place, if any, as shall be designated from time to time by resolution of the Board of Directors (or, in the absence of such resolution, by the person calling such meeting) and stated in the notice of meeting.

Section 2.02                            Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined by the Board of Directors and stated in the notice of the meeting.

Section 2.03                            Special Meetings. Subject to any rights of stockholders set forth in the    Corporation’s Articles of Incorporation (the “Certificate of Incorporation”), special  meetings of stockholders for any purpose or purposes may be called by the President, and shall be called by the Secretary upon the written request of at least a majority of the Board of Directors or the holders of not less than a majority of the voting power of the Corporation’s stock entitled to vote, and may not be called by any other person or persons. The only business which may be conducted at a special meeting shall be the matter or matters set forth in the notice of such meeting.

Section 2.04                            Telephone Meetings. Meetings of the stockholders may be held by means of, and each stockholder entitled to participate in any meeting of the stockholders must be entitled to participate in any such meeting by means of, telephone conference or other communications equipment by which all persons participating in the meeting can hear each other and be heard. Participation by a stockholder in a meeting pursuant to this Section 2.04 shall constitute presence in person at such meeting.

Section 2.05                            Adjournments. Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Section 2.06                            Notice of Meetings. Notice of the place, if any, date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and means of remote communication of every meeting of stockholders shall be given by the Corporation not less than ten days nor more than 60 days before the meeting (unless a longer minimum or shorter maximum time period is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered either personally, by mail to the stockholders at their respective addresses appearing on the books of the Corporation, or by means of electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who, either before or after the meeting, submits a waiver of notice or who attends such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

Section 2.07                            List of Stockholders. To the extent required by applicable law, the officer of the Corporation who has charge of the stock ledger shall prepare and make available at any meeting of stockholders, in each case in accordance with applicable law, a complete list of the stockholders entitled to vote at such meeting. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 2.08                            Quorum. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, at each meeting of the stockholders, a majority in voting power of the shares of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power, by the affirmative vote of a majority in voting power thereof, to adjourn the meeting from time to time, in the manner provided in Section 2.04, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Section 2.09                            Conduct of Meetings. At every meeting of the stockholders, the Chairperson, or in his or her absence or inability to act, the President, or, in his or her absence or inability to act, the person whom the Chairperson shall appoint, shall act as chairperson of, and preside at, the meeting. The Secretary or, in his or her absence or inability to act, the person whom the chairperson of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. The chairperson of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting.

Section 2.10                            Voting; Proxies. The election of directors by the stockholders at any meeting thereof shall be by written ballot and shall be decided by a plurality of the votes cast by the holders of stock entitled to vote in the election. Unless otherwise required by law or the Certificate of Incorporation, any matter other than the election of directors that is brought before any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Each stockholder entitled to vote at a meeting of stockholders or to consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.  Voting at meetings of stockholders need not be by written ballot.

Section 2.11                            Action of the Stockholders Without a Meeting. Any action to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by all stockholders and shall be delivered to any officer of the Corporation. Any such actions by written consent shall be filed with the minutes of the proceedings of the stockholders.

Section 2.12                            Fixing the Record Date.

(a)                                 In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote therewith at the adjourned meeting.

(b)                                 In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting: (i) when no prior action by the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to any officer of the Corporation, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)                                  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE III
BOARD OF DIRECTORS

Section 3.01                            General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these Bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

Section 3.02                            Authority to Issue Securities and Debt.  Notwithstanding Section 3.01, the Board of Directors shall not cause the Corporation to issue any security or issue or incur any indebtedness, in either case without the approval of a majority of each class of directors voting separately.    For purposes of this Section 3.02:

(a)                                 The term “security” shall mean: (i) any capital stock, securities, or other equity interests, (ii) any securities or other instruments convertible into or exchangeable or exercisable for shares of capital stock, securities, or other equity interests, (iii) any warrants, calls, options or other rights to acquire from the issuer, or any other contingent or non-contingent obligation of the issuer to issue, deliver or sell, or cause to be issued, delivered or sold, any of the foregoing.

(b)                                 The term “indebtedness” shall mean: (i) any indebtedness for borrowed money, (ii) any obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) any obligations in the nature of accrued fees, interest, premiums or penalties in respect of any of the foregoing, (iv) any swap, collar, cap or other contracts the principal purpose of which is to benefit from or eliminate risk of fluctuations in interest rates or currencies, (v) any reimbursement obligations under acceptance credit, letters of credit or similar facilities (other than with respect to trade payables), (vi) any capital lease obligations, and (vii) any guaranty of any of the foregoing; provided, however, that “debt” shall not include trade debt or payables incurred in the ordinary course of business or any other permitted debt as determined by the Board of Directors through resolution.

Section 3.03                            Number; Class; Term of Office.

(a)                                 Number and Classes of Directors. The Board of Directors shall be and is divided into two classes designated as Class I, consisting solely of Internal Directors (each, a “Class I Director”), and Class II, consisting solely of Independent Directors (each, a “Class II Director”), and as a whole shall consist of not less than three (3) and no more than nine (9) authorized directors, with a majority of such positions designated as Class II Directors.  Within the limits above specified, the number of authorized directors that shall constitute the complete Board of Directors, and of Class I and Class II thereof, shall be determined from time to time by the stockholders; provided, that no decrease in the number of authorized directors shall shorten the term of any incumbent director.  As used in these Bylaws:

(i)                                     “Independent Director” means any director who at such time is not an officer or employee of the Corporation or of any of its Affiliates, and who has no relationship which, in the opinion of a majority of the other Directors, would reasonably be expected to interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  For purposes of the foregoing, “Affiliate” of the Corporation means any person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Corporation, with “control” for such purposes meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Corporation, whether through ownership of voting securities, by contract or otherwise.

(ii)                                  “Internal Director” means any director who at such time does not satisfy the requirements of an Independent Director.

(b)                                 Terms of Office.

(i)                                     Except as provided in Section 3.04 of these Bylaws, the Class I Directors shall be elected at each annual meeting of the stockholders or at any special meeting of stockholders called for such purpose (or by written consent in lieu of any such meeting in accordance with Section 2.11), for a term ending on the date of the first annual meeting following the election of such Class I Director; provided, however, that each Class I Director shall hold office until a successor is elected and qualified or until such director’s earlier death, resignation or removal.

(ii)                                  Except as provided in Section 3.04 of these Bylaws, Class II Directors shall be elected at the annual meeting of the stockholders or at any special meeting of stockholders called for such purpose (or by written consent in lieu of any such meeting in accordance with Section 2.11), in each case (except as provided below) for a term ending on the date of the third annual meeting following the election of such Class II Director; provided, however, that each Class II Director shall hold office until a successor is elected and qualified or until such director’s earlier death, resignation or removal.  The terms of the Class II Directors shall be staggered such that one-third of the Class II Directors shall be elected each year (or if the number does not evenly divide by thirds, the Class II Directors shall be divided as close to thirds as possible).  In order to give effect to the foregoing, upon the first election of Class II Directors following the adoption of this provision, (A) one-third of the Class II Directors (or as close to one-third as possible) shall be elected for an initial term expiring at the Corporation’s first annual meeting of the stockholders following the effectiveness of this provision, (B) one-third of the Class II Directors (or as close to one-third as possible) shall be elected for an initial term expiring at the Corporation’s second annual meeting of the stockholders following the effectiveness of this provision, and (C) one-third of the Class II Directors (or as close to one-third as possible) shall be elected for an initial term expiring at the Corporation’s third annual meeting of the stockholders following the effectiveness of this provision; provided, however, that each Class II Director shall hold office until a successor is elected and qualified or until such director’s earlier death, resignation or removal.

(iii)                               Notwithstanding any other provision of these Bylaws, Class II Directors shall serve a maximum of two consecutive terms as a Class II Director; provided, however, that: (A) service as a director of the Corporation prior to election as a Class II Director shall not constitute a term as a Class II Director for purposes of the foregoing limitation; (B) any term as a Class II Director that expires less than eighteen months following election as a Class II Director, including as a result of election pursuant to Section 3.03(b)(ii)(A) or Section 3.04, shall not constitute a term as a Class II Director for purposes of the foregoing limitation; (C) any term as a Class II Director that expires eighteen months or more following election as a Class II Director shall constitute a term as a Class II Director for purposes of the foregoing limitation; and (D) in the event that a term of a director as a Class II Director commences within eighteen months following the last date on which such director previously served as a Class II Director, such terms shall be deemed to be consecutive for purposes of the foregoing limitation.

Section 3.04                            Newly Created Directorships and Vacancies. If at any time there exists any newly created directorship resulting from an increase in the authorized number of directors or any vacancy occurring in the Board of Directors due to the death, resignation or removal of any director, the President (or any other person or persons permitted by Section 2.03) shall promptly call a special meeting of the stockholders to elect a director to fill such position; provided, however, that if the stockholders fail to elect a director at or prior to such special meeting, the Board of Directors may elect the replacement director by the affirmative vote of a majority of each class of directors voting separately; provided, further, that if there are no remaining members of a directorship class, the Board of Directors may elect the replacement director by the affirmative vote of a majority of the remaining members of the Board of Directors, even if less than a quorum, or by a sole remaining director. A director so elected to fill a vacancy shall be elected to hold office until such time as the then-existing term of the director who he or she has replaced expires and a successor is duly elected and qualified, or the earlier of such director’s death, resignation or removal.

Section 3.05                            Resignation. Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later time as is therein specified.

Section 3.06                            Removal. Except as prohibited by applicable law or the Certificate of Incorporation, the stockholders entitled to vote in an election of directors may remove any director from office at any time, with or without cause, by the affirmative vote of a majority in voting power thereof.

Section 3.07                            Fees and Expenses. Directors shall receive such fees and expenses as the stockholders shall from time to time prescribe in accordance with Section 2.10 or Section 2.11.

Section 3.08                            Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places as may be determined from time to time by the Board of Directors or its Chairperson.

Section 3.09                            Special Meetings. Special meetings of the Board of Directors may be held at such times and at such places as may be determined by the Chairperson or the President on at least 24 hours’ notice to each director given by one of the means specified in Section 3.12 hereof other than by mail or on at least three days’ notice if given by mail. In addition, special meetings shall be called by the Chairperson or the President in like manner and on like notice on the written request of any two or more directors.

Section 3.10                            Telephone Meetings. Meetings of the Board of Directors or of any committee thereof may be held by means of, and each director entitled to participate in any meeting of the Board of Directors or of any committee thereof must be entitled to participate in any such meeting by means of, telephone conference or other communications equipment by which all persons participating in the meeting can hear each other and be heard. Participation by a director in a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting.

Section 3.11                            Adjourned Meetings. A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board of Directors shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.12 hereof other than by mail, or at least three days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

Section 3.12                            Notices. Subject to Section 3.10, Section 3.11 and Section 3.13 hereof, whenever notice is required to be given to any director by applicable law, the Certificate of Incorporation or these Bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director’s address as it appears on the records of the Corporation, facsimile, e-mail or by other means of electronic transmission.

Section 3.13                            Waiver of Notice. Whenever notice to directors is required by applicable law, the Certificate of Incorporation or these Bylaws, a waiver thereof, in writing signed by, or by electronic transmission by, the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

Section 3.14                            Organization. At each meeting of the Board of Directors, the Chairperson or, in his or her absence, another director selected by the Board of Directors shall preside. The Secretary shall act as secretary at each meeting of the Board of Directors. If the Secretary is absent from any meeting of the Board of Directors, an assistant secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all assistant secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

Section 3.15                            Quorum of Directors. The presence of a majority of the Board of Directors which shall include the presence of at least one director of each directorship class shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors.

Section 3.16                            Action by Majority Vote. Except as otherwise expressly required by these Bylaws, the Certificate of Incorporation or by applicable law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.17                            Action of the Board Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

Section 3.18                            Committees of the Board of Directors. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation; provided, however, that unless otherwise approved unanimously by all directors, each such committee shall include at least one Class I Director and at least one Class II Director. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Unless the Board of Directors provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.

ARTICLE IV
OFFICERS

Section 4.01                            Positions and Election. The officers of the Corporation shall be elected annually by the Board of Directors and shall include a president, a secretary, and such other officers as may be required by applicable law. The Board of Directors, in its discretion, may also elect a Chairperson (who must be a director), one or more vice chairs (who must be directors), and may elect or delegate to any other officer the authority to appoint one or more vice presidents, assistant treasurers, assistant secretaries and other officers. Any two or more offices may be held by the same person.

Section 4.02                            Term. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause by the majority vote of the members of the Board of Directors then in office. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board of Directors or by the stockholders should the Board of Directors fail to make such appointment.

Section 4.03                            The President. The President shall serve as the chief executive officer of the Corporation and shall have general supervision over the business of the Corporation and such other duties as are incident to the office of President, and any other duties, functions and authority as may be from time to time assigned to the President by the Board of Directors, subject to the control of the Board of Directors in each case.

Section 4.04                            The Secretary. The Secretary shall attend the meetings of the Board of Directors and the meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President.  If the Corporation has a seal, the Secretary shall keep in safe custody the seal and have authority to affix the seal to all documents requiring it and attest to the same.

Section 4.05                            Other Officers.  Each officer of the Corporation other than the President and the Secretary shall have such duties, functions and authority as may be from time to time assigned to such officer by the Board of Directors or the President.

Section 4.06                            Duties of Officers May Be Delegated. In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the President or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.

ARTICLE V
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 5.01                            Indemnification.

(a)                                 Except as provided in Section 5.01(b), the Corporation (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, manager, officer or fiduciary of another corporation, limited liability company, partnership, joint venture, trust or other enterprise (each, an “Other Enterprise”), and (ii) in the discretion of the Board of Directors, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was an employee or other agent of the Corporation or is or was serving at the request of the Corporation as an employee or other agent of any Other Enterprise, in any case against judgments, fines, reasonable amounts paid in settlement, and reasonable expenses (including attorneys’ fees) actually incurred by him or her in connection with such action, suit or proceeding if he or she (A) is successful, on the merits or otherwise, in defense of any such action, suit, or proceeding, or (B) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or such Other Enterprise, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person (x) did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or such Other Enterprise, or (y) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(b)                                 Notwithstanding Section 5.01(a), in the case of any action, suit or proceeding by or in the right of the Corporation or any wholly owned Affiliate of the Corporation to procure a judgment in its favor, the Corporation shall not be obligated to indemnify any person pursuant to Section 5.01(a) of these Bylaws in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation or to such wholly owned Affiliate of the Corporation; provided, however, that the Corporation shall indemnify such person against reasonable expenses (including attorneys’ fees) actually incurred by him or her in connection therewith to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.

Section 5.02                            Determination as to Standard of Conduct. Except in the event that the present or former director, officer, employee or agent is successful, on the merits or otherwise, in defense of any such action, suit, or proceeding, any indemnification under Section 5.01(a) of these Bylaws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she met the applicable standard of conduct set forth in Section 5.01(a) of these Bylaws. With respect to a person who is a director or officer at the time of determination, such determination shall be made (a) by the Board of Directors by vote of a majority of the directors who were not parties to such action, suit or proceeding, even if not constituting a quorum, or (b) by a committee comprised of such directors designated by majority vote of such directors, by vote of a majority of the members of such committee, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

Section 5.03                            Advancement of Expenses.  Expenses (including attorneys’ fees) incurred by any person in defending any civil, criminal, administrative or investigative action, suit or proceeding for which such person may be mandatorily entitled to indemnification under Section 5.01(a) of these Bylaws shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article V.  Expenses (including attorneys’ fees) incurred by any other person in defending any civil, criminal, administrative or investigative action, suit or proceeding for which such person may, in the discretion of the Board of Directors, be indemnified by the Corporation under Section 5.01(a) of these Bylaws, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding only to the extent authorized by the Board of Directors and subject to satisfaction of such terms and conditions thereto as may be specified by the Board of Directors.  Notwithstanding the foregoing, if such action, suit or proceeding is by or on behalf of the Corporation or any wholly owned Affiliate of the Corporation to procure a judgment in its favor, the court in which such action or suit was brought shall first have approved such advance to such person.

Section 5.04                            Rights Not Exclusive.  The indemnification and advancement of expenses provided by this Article V shall not be deemed to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in any other capacity.

Section 5.05                            Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, manager, officer, fiduciary, employee or agent of any Other Enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not such person would be entitled to indemnity against such liability under the provisions of this Article V.

Section 5.06                            Constituent Corporations.  For purposes of this Article V, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 5.07                            Employee Benefits Plans.  For purposes of this Article V, (a) references to “other enterprises” shall include employee benefit plans; (b) references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service at the request of the Corporation that imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or its beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner in or not opposed to the best interests of such employee benefit plan.

Section 5.08                            Continuity.  Neither the amendment nor repeal of this Article V, nor the adoption or amendment of any other provision of the Bylaws or Certificate of Incorporation inconsistent with this Article V, shall apply to or affect in any respect the applicability of the provisions of this Article V with respect to any actual or alleged act or failure to act which occurred prior to such amendment, repeal or adoption.  All rights to indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE VI
STOCK CERTIFICATES AND THEIR TRANSFER

Section 6.01                            Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series of stock shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board of Directors. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation either (a) by (i) the President or any vice president and (ii) the Secretary or any assistant secretary or the treasurer or any assistant treasurer, or (b) by any two officers authorized by the Board of Directors. Any or all such signatures may be facsimiles. In the event that any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

Section 6.02                            Transfers of Stock. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 6.03                            Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 6.04                            Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen or destroyed certificate. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

ARTICLE VII
GENERAL PROVISIONS

Section 7.01                            Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 7.02                            Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors or President to make such designation.

Section 7.03                            Dividends. Subject to applicable law and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors. Dividends may be paid in cash or in shares of the Corporation’s capital stock. Dividends may be paid in other forms of property only if approved by the stockholders in accordance with Section 2.10 or Section 2.11.

Section 7.04                            Conflict with Applicable Law or Certificate of Incorporation. These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

Section 7.05                            Amendments.  These Bylaws may be amended, altered, changed, adopted and repealed, or new bylaws adopted, only by the stockholders and not by the Board of Directors or otherwise.